Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49308) pertaining to the Rollins, Inc. 1998 Employee Stock Incentive Plan, Registration Statement (Form S-8 No. 33-47528) and Registration Statement (Form S-8 No. 33-26056) both pertaining to the Rollins, Inc. 401k Plan, Registration Statement (Form S-8 No. 33-52355) pertaining to the Rollins, Inc. 1994 Employee Stock Incentive Plan, and Registration Statement (Form S-8 No. 33-06404) pertaining to the Employee Incentive Stock Option Plan of our report dated March 15, 2004, with respect to the consolidated financial statements and schedule of Rollins, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                     /s/ Ernst & Young LLP
                                                     ----------------------
                                                     Ernst & Young LLP

Atlanta, Georgia
March 15, 2004